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                                                                   EXHIBIT 10.23

                                 BONUS AGREEMENT


         This BONUS AGREEMENT (this "Agreement") is made and entered into effective as of June 30, 1998 (the "Effective Date") by and between Portable Software Corporation, a Washington corporation ("Portable"), and Melissa Widner and Andrew Dent (each an "Employee").


                                 R E C I T A L S

         A. Employees will be employed by Portable under the terms and conditions set forth in those certain Employment and Non-Competition Agreements by and between Portable and each Employee dated of even date herewith (the "Employment Agreements"), pursuant to which Employees will be subject to certain non-competition provisions described in Section 4 therein.

         B. In connection with their employment by Portable, Employees will each sign Portable's Confidential Information Agreement (as defined in Section 6 of the Employment Agreements) (the "Confidential Information Agreements").

         C. In consideration of Employees' continued full compliance with their respective obligations set forth in Section 4 of the Employment Agreements and set forth in their respective Confidential Information Agreements, the Company desires to pay to Employees a bonus and provide certain benefits upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements of the parties contained herein, Portable and Employees hereby agree as follows:

         1. Employment. Simultaneously with the execution of this Agreement, Employees are executing and delivering the Employment Agreements. Nothing in this Agreement shall confer on Employees any right to continue in the employ of Portable or any of its subsidiaries, or limit in any way the right of Portable or any of its subsidiaries to terminate Employees' employment at any time, with or without cause.

         2. Bonus. Subject to both Employees' continued full compliance with their respective obligations set forth in Section 4 of their respective Employment Agreements and set forth in their respective Confidential Information Agreements (the "Obligations"), Portable agrees to pay each Employee a sum sufficient to provide such Employee with $83,333.33 plus $_____________ (which amount shall be equal to the product of $83,333.33 by the minimum rate established pursuant to Section 1274(d) of the Internal Revenue code of 1986, as amended, for a medium term loan as of July 31, 1998) on an after-tax basis on the first, second and third anniversaries of the Effective Date (the "Bonus"). If either Employee fails to fully comply with the Obligations, Portable will have no obligation to pay the Bonus to that Employee or the other Employee. Notwithstanding anything to the contrary set forth herein, it is expressly understood that in the event Portable fails to pay any installment of the Bonus when due and such nonpayment is not cured by Portable within five (5) business days following Portable's receipt of written notice from Employee, Employee shall have the right to apply all or any part of such


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delinquent Bonus to satisfy any outstanding indebtedness or other financial obligation of Employee to Portable. Employees shall not be permitted to sell, assign or otherwise transfer their right to receive the Bonus or any interest therein.

         3.       Miscellaneous.

                  3.1 Governing Law. The internal laws of the State of Washington (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  3.2 Assignment. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Portable may assign its rights, together with its obligations hereunder in connection with any sale, transfer or other disposition of all or substantially all the business and assets of Portable or any of their respective subsidiaries or affiliates, whether by sale of stock, sale of assets, merger, consolidation or otherwise; provided that any such assignee assumes Portable's obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

                  3.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  3.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

                  3.5 Other Remedies. Portable and Employee acknowledge that the services to be provided by Employee are of a special, unique, unusual, extraordinary and intellectual character, which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any material breach or violation by Employee of any of the provisions of this Agreement, a restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies Portable may have, at law or equity, including without limitation the recovery of money damages. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

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                  3.6 Amendment and Waivers. Any term or provision of this
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  3.7 Attorneys Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

                  3.8 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing. Notices will be deemed given (i) when personally received, (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses or at any new address, notice of which will have been given in accordance with this Section 3.8:

                (i)  If to Portable:

                           Portable Software Corporation
                           6222-185th Street, N.E.
                           Redmond, WA  98122
                           Attention:  Fred Ingham

                           with a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention:  Matthew P. Quilter, Esq.

                (ii) If to Employee:

                           7 Software, Inc.
                           25 Loyola Avenue
                           Menlo Park, CA  94025

                           with a copy to:

                           Gray Cary Ware & Freidenrich
                           400 Hamilton Avenue
                           Palo Alto, CA  94301
                           Attention:  Peter M. Astiz, Esq.

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or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 3.8.

                  3.8 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

                  3.9 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  3.10 Entire Agreement. This Agreement (and the exhibit hereto) constitutes the entire and only agreement and understanding between the parties relating to employment of Employee with Portable and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect to the specific subject matter hereof; except that the Employment Agreements and each Employee's Confidential Information Agreement shall remain as an independent contract and shall remain in full force and effect according to their terms.

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         IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement as of the date first above written.

PORTABLE SOFTWARE CORPORATION               EMPLOYEES



By:
   -------------------------------          --------------------------------
     Sterling Wilson                        Melissa Widner
     Chief Financial Officer



                                            Andrew Dent






                       [Signature Page to Bonus Agreement]